Exhibit 99.1

CTC MEDIA NOTES ENACTMENT OF AMENDMENTS TO RUSSIAN MASS MEDIA LAW

Moscow, Russia — October 15, 2014 — CTC Media, Inc. (“CTC Media” or the “Company”) (NASDAQ: CTCM), Russia’s leading independent media company, notes that the amendments to the Russian law “On Mass Media” have now been signed by the President of the Russian Federation and thereby become law. As previously announced, the amendments impose further restrictions on foreign ownership of mass media (including television broadcasters) in Russia.

The amendments reduce the permitted level of aggregate foreign ownership of Russian mass media from 50% direct ownership to 20% direct or indirect ownership or control. The legislation applies to both existing and future foreign ownership, and will come into force on January 1, 2016. The amended law will affect CTC Media itself, as a Delaware corporation that directly or indirectly owns 100% of the shares of a series of Russian legal entities that operate primarily broadcast media entertainment businesses in Russia and the CIS, and then the non-Russian stockholders of the US holding company. Russian beneficial owners holding through off-shore holding structures will have until January 1, 2017 to comply with the law.

CTC Media’s Board of Directors has formed an advisory committee consisting of non-executive Directors, which is in the process of appointing international and local financial and legal advisers, and evaluating the potential actions that the Company may take moving forward in order to comply with the amended law. These actions may include corporate restructuring, franchising and licensing structures, capital reorganization or divestments. CTC Media is also in dialogue with other media companies that are affected by this change in the law.

“While these new legal requirements are not expected to directly adversely affect our operating business, they do have significant implications for the ownership structure of our Russian operating business by our American parent company and its international stockholders,” commented Yuliana Slashcheva, CEO of CTC Media. “We are analyzing our alternative courses of action in these circumstances, in order to comply with the law and best protect the interests of our stockholders.”

About CTC Media

CTC Media is Russia’s leading independent media company managing four television channels in Russia (CTC, Domashny, Peretz and CTC Love) as well as Channel 31 in Kazakhstan and a TV company in Moldova with combined potential audience over 150 million viewers. The international version of CTC Channel is available in North America, Europe, Central Asia, Armenia, Georgia, Azerbaijan, the Middle East and Kyrgyzstan. The international version of Peretz is available in Belarus in Kyrgyzstan as well. CTC Media owns several digital entertainment media assets including videomore.ru, domashniy.ru, ctc.ru and peretz.ru. CTC Media is publicly traded on NASDAQ under the symbol CTCM.

Caution Concerning Forward Looking Statements

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among others, statements regarding the impact of the enactment of amendments to the Russian law “On Mass Media”, and any potential actions we or our stockholders may take in response to these amendments. These statements reflect the Company’s current expectations concerning future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

The potential risks and uncertainties that could cause actual future results to differ from those expressed or implied by forward-looking statements include, among others, existing and new restrictions on foreign involvement in the Russian television business and the effect of geopolitical developments and related international economic sanctions. These and other risks are described in the “Risk Factors” section of CTC Media’s annual report on Form 10-K filed with the SEC on March 6, 2014 and its quarterly report on Form 10-Q filed with the SEC on July 31, 2014.

Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

For further information, please visit www.ctcmedia.ru or contact:

CTC Media, Inc.

Investor Relations

Nikolai Ivanov
Head of Investor Relations
+7 (495) 981-07-40
ir@ctcmedia.ru

Media Relations

Igor Ivanov
Press Secretary
+7 (495) 785 63 47, ext. 4352
+ 7 (985) 763 00 85
pr@ctcmedia